Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of February 19, 2009, by and between Beacon Power Corporation, a Delaware corporation (the “Company”), and Seaside 88, LP, a Florida limited partnership (such investor, including its successors and assigns, “Seaside”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Seaside, and Seaside desires to purchase from the Company, up to $18,000,000 of shares of Common Stock on the Closing Dates;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Seaside agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Cap” shall have the meaning ascribed to such term in Section 2.2.

“Closing” means the Initial Closing and each Subsequent Closing.

“Closing Dates” means the Initial Closing Date and each Subsequent Closing Date.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Edwards Angell Palmer & Dodge, LLP, or other counsel (including in-house counsel) reasonably acceptable to Seaside.

“DTC” means the Depository Trust Company.

“DWAC” means DTC’s Deposit Withdrawal Agent Commission system.

“Delay Period” shall have the meaning ascribed to such term in Section 2.6.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith as updated from time to time.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Extended Term” shall have the meaning ascribed to such term in Section 5.1.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Initial Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1.

“Initial Closing Date” means February 20, 2009 or such later date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) Seaside’s obligations to purchase the Shares and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.

“Initial Term” shall have the meaning ascribed to such term in Section 5.1.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“New Equity” shall have the meaning ascribed to such term in Section 4.7.

“Per Share Purchase Price” shall be an amount equal to the daily volume weighted average of actual trading prices measured in hundredths of cents of the Common Stock of the Company on the Trading Market for the five consecutive trading days prior to a Closing Date multiplied by 80%.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus Supplement” means the supplement to the base prospectus contained in the Registration Statement to be filed in connection with the sale to Seaside, or the resale by Seaside, of the Shares.

“Registration Statement” means the registration statement of the Company, Commission File No. 333-152140, as amended, covering the sale to Seaside, or the resale by Seaside, of the Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Seaside Party” shall have the meaning ascribed to such term in Section 4.5.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Extended Term” shall have the meaning ascribed to such term in Section 5.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to Seaside pursuant to this Agreement.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but does not include any reservation or location of borrowable shares.

“Subsequent Closing” means each closing of the purchase and sale of the Common Stock pursuant to Section 2.2.

“Subsequent Closing Date” means the 20th day of each month commencing with March 2009 (or, if such day is not a Trading Day, then the first day thereafter that is a Trading Day) during the term of this Agreement in accordance with Section 5.1 hereof, except that there shall be no Subsequent Closing Date during any Delay Period.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTCBB.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1           Initial Closing.  On the Initial Closing Date, Seaside shall purchase from the Company, and the Company shall issue and sell to Seaside, that number of Shares equal to $1,000,000 divided by the Per Share Purchase Price.  Upon satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5, the Initial Closing shall occur at the offices of White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, MA 02142, or such other location as the parties shall mutually agree.

2.2          Subsequent Closings.  On each Subsequent Closing Date, Seaside shall purchase from the Company, and the Company shall issue and sell to Seaside, that number of Shares equal to $1,000,000 divided by the Per Share Purchase Price; provided, however, that in no event shall the Company issue and sell more than 21,295,288 Shares without first obtaining stockholder approval of the issuance, or potential issuance, of such excess Shares (the “Cap”).  In the event that the Per Share Purchase Price, as calculated with respect to any Subsequent Closing Date, is less than $0.20, then such Subsequent Closing will not occur that month, nor will the final Subsequent Closing Date be extended; in each such event, there will be one fewer Subsequent Closing pursuant to this Agreement and the aggregate value of Shares to be purchased hereunder shall be reduced by $1,000,000.  Upon satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5, each Subsequent Closing shall occur at the offices of White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, MA 02142, or such other location as the parties shall mutually agree.

2.3           Deliveries by the Company.  On each Closing Date, the Company shall deliver or cause to be delivered to Seaside the following:

(a)           the number of Shares equal to $1,000,000 divided by the Per Share Purchase Price, registered in the name of Seaside, via the DTC DWAC system, as specified on the signature pages hereto;

(b)           an officer’s certificate of the Company’s Chief Executive Officer or Chief Financial Officer, in form reasonably acceptable to Seaside, certifying the accuracy in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) of the Company’s representations and warranties made in this Agreement as of the Closing Date and the Company’s performance of the covenants to be performed by it pursuant to this Agreement at or prior to the Closing;  and

(c)           a legal opinion of Company Counsel, in the form of Exhibit A attached hereto.

2.4           Deliveries by Seaside.   On each Closing Date, Seaside shall deliver or cause to be delivered to the Company:

(a)            $1,000,000 by wire transfer to the account as specified in writing by the Company less the amount due Seaside for reimbursement of its expenses as described in Section 5.2 hereof; and

(b)           a certificate of the general partner of Seaside, in form reasonably acceptable to the Company, certifying the accuracy in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) of Seaside’s representations and warranties made in this Agreement as of the Closing Date and Seaside’s performance of the covenants to be performed by it pursuant to this Agreement at or prior to the Closing.

2.5           Closing Conditions.

(a)         The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) when made and on the Closing Date of the representations and warranties of Seaside contained herein;

(ii)           all obligations, covenants and agreements of Seaside required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by Seaside of the items set forth in Section 2.4 of this Agreement; and

(iv)           with respect to any Subsequent Closing, to the extent that the purchase and sale of Shares hereunder would cause the Cap to be exceeded, then stockholder approval of the issuance of such excess Shares shall have been obtained.

(b)           The respective obligations of Seaside hereunder in connection with each Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof, that has not been publicly announced by the Company at least six business days prior to such Closing;

(v)           with respect to any Subsequent Closing, to the extent that the purchase and sale of Shares hereunder would cause the Cap to be exceeded, then stockholder approval of the issuance of such excess Shares shall have been obtained; and

(vi)           from the date hereof to each Closing Date, trading in the Common Stock shall not have been suspended by the Commission and trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on liquidity in the Trading Market that in the reasonable judgment of Seaside, makes it impracticable or inadvisable to purchase the Shares at the Closing because the Shares cannot be resold as readily.

2.6           Delay Periods.  No less than twenty (20) days before any Subsequent Closing, the Company may elect at its sole option to delay that and all other Subsequent Closings for a period (the “Delay Period”) of up to six (6) months by giving notice of such Delay Period to Seaside and paying Seaside $100,000.  The Company’s rights to elect a Delay Period shall be limited to once in each of the Initial Term, the First Extended Term and the Second Extended Term.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules may be updated before any Closing and shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to Seaside as of each Closing Date:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are listed in the Company’s most recent Annual Report on Form 10-K (each a “Subsidiary”).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the Company and the Subsidiaries taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and its stockholders, except for stockholder approval for the issuance of Shares in excess of the Cap, and no further action is required by the Company or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, the Trading Market or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Prospectus Supplement, (ii) any notice filings as are required to be made following each Closing Date under applicable federal and state securities laws or under applicable rules and regulations of the Trading Market and (iii) stockholder approval for the issuance of Shares in excess of the Cap (collectively, the “Required Approvals”).

(f)           Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or applicable federal and state securities laws.  The Company has reserved, or will reserve prior to the applicable Closing, from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.  The issuance by the Company, or the resale by Seaside, of the Shares has been registered under the Securities Act and all of the Shares when delivered will be freely transferable and tradable on the Trading Market by Seaside without restriction (other than any restrictions arising solely from an act or omission of a Seaside).  The Registration Statement is effective and available for the issuance or resale of the Shares thereunder and the Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.  The “Plan of Distribution” section under the Registration Statement as supplemented by the Prospectus Supplement permits the issuance and sale or resale of the Shares hereunder.

(g)           Capitalization.  The capitalization of the Company is as set forth in the Disclosure Schedules.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in the SEC Reports or Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as disclosed in the SEC Reports or Schedule 3.1(g), the issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Seaside) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws and requirements of the Trading Market, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Shares, except for stockholder approval for the issuance of Shares in excess of the Cap.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act and the Exchange Act (including all required exhibits thereto), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) and any notices, reports or other filings pursuant to applicable requirements of the Trading Market on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, except as has been reasonably cured by the Company (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and incentive plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)           Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, notice of violation, or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and, to the knowledge of the Company, there is not currently pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act and, to the Company’s knowledge, no proceeding for such purpose is pending before or threatened by the Commission.

(k)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority or the Trading Market, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect.

(l)           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal controls over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(m)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and immediately after the consummation of the transactions contemplated hereby will be, in compliance with all such listing and maintenance requirements.

(n)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) that is or could become applicable to Seaside as a result of Seaside and the Company entering into this Agreement.

(o)           Disclosure.  The Company confirms that, neither the Company nor any officer, director or employee of the Company acting on its behalf has provided Seaside or its agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that Seaside will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to Seaside regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Seaside does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(p)           Effective Registration Statement.  The Registration Statement has been declared effective by the Commission and the Company knows of no reason why the Registration Statement will not continue to remain effective for the foreseeable future.  The Company is eligible to use Form S-3 registration statements for the issuance of securities.

(q)           Acknowledgment Regarding Seaside’s Purchase of Shares.  The Company acknowledges and agrees that Seaside is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that Seaside is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Seaside or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Seaside’s purchase of the Shares.  The Company further represents to Seaside that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(r)           Approvals.  The issuance and listing on the Trading Market of the Shares requires no further approvals, including but not limited to, the approval of stockholders, except for stockholder approval for the issuance of Shares in excess of the Cap.

(s)           Intellectual Property.  The Company possesses such right, title and interest in and to, patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the conduct of the Company’s business except Intellectual Property the failure to possess of which would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, the Company has not received any notice of infringement, misappropriation of conflict from any third party as to such that has not been resolved or disposed of, which infringement, misappropriation or conflict would if adversely decided individually or in the aggregate have a Material Adverse Effect.  To the Company’s knowledge, it has not infringed, misappropriated, or otherwise conflicted with Intellectual Property of any third parties, which infringement, misappropriation of conflict would individually or in the aggregate have a Material Adverse Effect.

(t)           Permits.  The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to own or lease its properties or to conduct its businesses (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any written notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

Seaside acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2           Representations and Warranties of Seaside.  Seaside hereby makes the representations and warranties set forth below to the Company as of each Closing Date:

(a)           Organization; Authority.  Seaside is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Florida, with full right, power and authority to own and use its properties and assets and to carry on its business as currently conducted and to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution, delivery and performance by Seaside of the transactions contemplated by this Agreement and each other Transaction Document have been duly authorized by all necessary action on the part of Seaside and no such further action is required.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by Seaside, and, when delivered by Seaside in accordance with the terms thereof, will constitute the valid and legally binding obligation of Seaside, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Seaside Representation.  Seaside does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.  Seaside is not required to be registered as a broker-dealer under Section 15 of the Exchange Act or otherwise.

(c)           Experience of Seaside.  Seaside, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Seaside is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.  Seaside is an “accredited investor” as that term is defined in Regulation D under the Securities Act.

(d)           Short Sales.  Seaside has not directly or indirectly executed any Short Sales in the securities of the Company after the date of this Agreement.

(e)           Ownership of Shares.  The purchase of Shares at a Subsequent Closing from the Company shall not cause Seaside’s beneficial ownership of the Company’s Common Stock, calculated in accordance with Rule 13d-3 promulgated by the Commission, to exceed 20%.

The Company acknowledges and agrees that Seaside does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           No Transfer Restrictions.  Certificates evidencing the Shares shall not contain any legend restricting their transferability by Seaside unless there is an effective Registration Statement registering their resale by Seaside.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect a transfer of any of the Shares; such opinion shall be provided by the Company’s counsel at no expense to Seaside.

4.2           Furnishing of Information.  As long as Seaside owns Shares, the Company covenants to use commercially reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as Seaside owns Shares that are “restricted securities” as that term is defined in Rule 144 that it has owned for less than one year in accordance with Rule 144(d), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Seaside and make publicly available in accordance with Rule 144(c) such information as is required for Seaside to sell the Shares under Rule 144.

4.3           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. Eastern time on the Trading Day following the date hereof file a Current Report on Form 8-K which attaches as exhibits all agreements relating to this transaction, in each case reasonably acceptable to Seaside, if Seaside is readily available to review such Form 8-K in a timely manner, disclosing the material terms of the transactions contemplated hereby.

4.4           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Seaside or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Seaside shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that Seaside shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.5           Indemnification of Seaside.  Subject to the provisions of this Section 4.5, the Company will indemnify and hold Seaside, Seaside’s Affiliates and their respective directors, officers, stockholders, partners, members, employees and agents (each, a “Seaside Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation reasonably incurred in connection with defending or investigating any suit or action in respect thereof to which any Seaside Party may become a party under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, obligations, claims, contingencies, damages, costs and expenses arise out of or are based on (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus Supplement, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company will not be liable in any such case to the extent that any such liability, obligation, claim, contingency, damage, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by and regarding Seaside expressly for inclusion therein.  If any action shall be brought against any Seaside Party in respect of which indemnity may be sought pursuant to this Agreement, such Seaside Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Seaside Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Seaside Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Seaside Party.  The Company will not be liable to any Seaside Party under this Agreement (i) for any settlement by a Seaside Party effected without the Company’s prior written consent; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Seaside Party’s breach of any of the representations, warranties, covenants or agreements made by Seaside in this Agreement or in the other Transaction Documents.

4.6           Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and will take such other action as is necessary to cause all of the Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.7           Right of First Offer.

(a)           Subject to Section 4.7(b), from the date hereof until the earlier of: (i) one month after the last Subsequent Closing Date or (ii) the first date on which Seaside fails to perform its obligations under Sections 2.1 and 2.2, the Company shall not issue shares of Common Stock or preferred stock, nor shall it issue convertible debt, for cash without first offering Seaside, in the manner set forth herein, the right to purchase such Common Stock, preferred stock or convertible debt (collectively, “New Equity”).  The company shall give notice to Seaside of any proposed issuance of New Equity for cash which notice shall state the maximum number of shares or debt to be offered and the price at which they are to be offered, which may be stated as a formula.  Seaside shall have three (3) Trading Days from the date of such notice to notify the Company of its election to purchase all of the New Equity to be offered at the proposed price at which the New Equity is to be offered and, if it so elects, ten (10) days after the date of such election to purchase the New Equity.  If Seaside either does not notify the Company of its election to purchase the New Equity at the offering price or does not purchase the New Equity in each case within the time period provided, then the Company may offer and issue and sell to any person the maximum New Equity set forth in the notice to Seaside (or fewer shares or debt) at the offering price set forth in the notice (or a higher price) for a period of 120 days after the date of the notice to Seaside.

(b)           This Section 4.7 shall in no event apply to issuances of securities by the Company in connection with (i) a firm commitment underwritten public offering; (ii) entering into any business combination, joint venture, loan or other commercial agreement; or (iii) issuances to any officer, director or employee of the Company or any subsidiary of the Company.

4.8           Approval of Subsequent Equity Sales.  The Company shall not issue shares of Common Stock or Common Stock Equivalents, if such issuance requires stockholder approval pursuant to applicable rules of the Trading Market, unless and until such stockholder approval is obtained.

4.9           Short Sales.  Seaside covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales before the final Subsequent Closing contemplated hereby.

4.10         Prospectus Supplement.  The Company will use its best efforts to file the Prospectus Supplement in accordance with the requirements of Rule 424 promulgated under the Securities Act on or before the Initial Closing Date or, in the event the Prospectus Supplement is being filed to add Seaside as a selling stockholder, on or before the Subsequent Closing at which restricted securities (as defined in Rule 144) are to be issued.

4.11         Stockholder Approval.  The Company shall provide each stockholder entitled to vote at the next meeting of the stockholders of the Company a proxy statement, which has been previously reviewed by the Seaside and its counsel, soliciting each such stockholder’s affirmative vote at such stockholder meeting for approval of the Company’s issuance of all of the Shares as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Trading Market, and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.  Seaside agrees not to vote its Shares for or against approval of such proposal and shall certify to the company the number of Shares it owns as of the record date and that it did not vote such Shares on such proposal.

4.12         No Trading.  Seaside agrees to abstain from selling any of the Shares during the five consecutive trading day period during which the Per Share Purchase Price is calculated prior to each Subsequent Closing.

ARTICLE V.
MISCELLANEOUS

5.1           Term and Termination.

(a)           Unless extended by the Company as set forth below, this Agreement shall terminate after the Initial Closing and five (5) Subsequent Closings (the “Initial Term”).

(b)           In exchange for the payment by the Company to Seaside of $100,000 at the Initial Closing, the Company shall have the right at its sole election to extend the term of this Agreement for an additional six (6) Subsequent Closings commencing in the calendar month next following the Initial Term (the “First Extended Term”) by giving Seaside notice of its election no later than twenty (20) days before the end of the Initial Term.  If the Company elects to extend this Agreement for the First Extended Term, then this Agreement shall terminate after the Initial Closing and eleven (11) Subsequent Closings, unless the Company elects to further extend its term as set forth below.

(c)           The Company shall have the right at its sole election to extend the term of this Agreement for an additional six (6) Subsequent Closings commencing in the calendar month next following the First Extended Term (the “Second Extended Term”) by giving Seaside notice of its election no later than twenty (20) days before the end of the First Extended Term and paying Seaside $50,000.  If the Company elects to extend this Agreement for the Second Extended Term, then this Agreement shall terminate after the Initial Closing and seventeen (17) Subsequent Closings.

(d)           Either party to this Agreement may terminate in the event of a default by the other of its obligations under Article II hereof.  This Agreement may be terminated by Seaside by written notice to the Company, if the Initial Closing has not been consummated on or before February 25, 2009.  No termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  Except as otherwise set forth in this Agreement and as set forth in this Section 5.2 below, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the delivery of the Shares.  Notwithstanding the foregoing, at the Initial Closing, the Company shall reimburse Seaside for the fees and expenses of its counsel, White White & Van Etten PC, in an amount equal to $18,000 and at each Subsequent Closing, the Company shall reimburse Seaside for the fees and expenses of its counsel, White White & Van Etten PC, in an amount equal to $9,000.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Seaside or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Seaside.  Seaside may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations and warranties herein shall survive the Closings and delivery of the Shares.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

5.12         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Seaside exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Seaside may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14         Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Seaside and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of the obligations set forth herein and hereby agree to waive in any such action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside.  To the extent that either party hereto makes a payment or payments to the other party hereto pursuant to any Transaction Document or enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the other party, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	Beacon Power Corporation	Address for Notice:
By:	/s/ F. William Capp	65 Middlesex Road
	Name: William Capp Title: Chief Executive Officer	Tyngsboro, MA 01879 Attention: Chief Executive Officer Fax: 978-694-9127
	With a copy to (which shall not constitute notice):	Edwards Angell Palmer & Dodge, LLP 111 Huntington Avenue Boston, MA 02199-7613 Attention: Albert L. Sokol, Esq. Fax: 617-227-4420

Seaside 88, LP By: Seaside 88 Advisors, LLC		Address for Notice:

By:	/s/ William J. Ritger	750 Ocean Royale Way Suite 805 North Palm Beach, FL 33408
	Name: William J. Ritger Title: Manager	Attention: William J. Ritger and Denis M. O’Donnell, M.D. Fax: 866-358-6721
With a copy to (which shall not constitute notice):		White White & Van Etten PC 55 Cambridge Parkway Cambridge, MA 02142 Attention: David A. White, Esq. Fax: 617-225-0205

DWAC Instructions for Common Stock:

DTC # - 0571 -
Account number - G53-1348923

DISCLOSURE SCHEDULES

3.1(g) Beacon’s outstanding common stock and warrants and options are as follows:

Total Shares Outstanding	107,433,190

Less: Treasury	(421,692)

Shares Outstanding Less Treasury	107,011,498

Warrants Issued and Outstanding	41,048,484

Stock Options Issued and Outstanding	11,338,470

3.1(j)  A former director of the Company, Lisa Zappala, has been charged by the SEC in a civil injunctive action alleging securities fraud and other violations.  The charges arise from certain transactions that occurred during her tenure as CFO of, Aspen Technology, Inc., during the time period from 1999 through 2002.  The complaint alleges that Ms. Zappala caused Aspen to report inflated revenue in the company's publicly-filed financial statements and in press releases on at least six software transactions during fiscal years 1999 through 2002. The Complaint alleged that the three defendants caused Aspen to recognize revenue during the relevant period despite knowing that Aspen was prohibited from doing so under Generally Accepted Accounting Principles because contracts were not signed within the appropriate quarter and/or the earnings process was incomplete due to contingency arrangements which changed the terms of the customers' payment commitments under the contracts.

The Commission's action against Zappala remains pending. [SEC v. Lawrence B. Evans, David L. McQuillin, and Lisa W. Zappala, Civil Action No. 07-CV-10027-JLT (D. Mass)] (LR-20803)

Ms. Zappala was a director of Beacon Power from July 21, 2005 to June 25, 2007 annual meeting.

3.1 (m)  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  Since November 4, 2008 our stock has traded below the minimum bid price of $1.

Nasdaq enacted a proposed rule change to temporarily suspend, through January 16, 2009, the application of the continued listing requirements related to bid price and market value of publicly held shares for listing on the Nasdaq Stock Market.  On December 19, 2008 Nasdaq extended the suspension for another 4 month period. Enforcement of these rules is expected to continue on April 20, 2009.